Exhibit 5. 1

Davis Polk & Wardwell llp 450 Lexington Avenue New York, NY 10017 davispolk.com

November 4, 2025

AXIS Capital Holdings Limited
92 Pitts Bay Road

Pembroke, Bermuda HM 08

AXIS Specialty Finance LLC

10000 Avalon Blvd., Suite 200

Alpharetta, Georgia 30009

AXIS Specialty Finance PLC

52 Lime Street

London EC3M 7AF

United Kingdom

Ladies and Gentlemen:

AXIS Capital Holdings Limited, a Bermuda corporation (the “Company”), Axis Specialty Finance LLC, a Delaware limited liability corporation (“AXIS Finance LLC”) and a wholly-owned indirect subsidiary of the Company, and AXIS Specialty Finance PLC, a public limited company organised under the laws of England and Wales (“AXIS Finance PLC”) and a wholly-owned indirect subsidiary of the Company, are filing with the Securities and Exchange Commission a Registration Statement on Form S-3 (the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), (a)  shares of common stock, par value $0.0125 per share (the “Common Stock”) of the Company; (b) shares of preferred stock, par value $0.0125 per share (the “Preferred Stock”) of the Company; (c) the Company’s senior debt securities, subordinated debt securities and junior subordinated debt securities (collectively, the “Company Debt Securities”), which may be issued pursuant to a senior debt indenture dated November 15, 2004 between the Company, as issuer, and The Bank of New York Mellon, as trustee (the “Trustee”) (the “Senior Debt Indenture”), a subordinated debt indenture to be entered between the Company, as issuer, and the Trustee (the “Subordinated Debt Indenture”) and a junior subordinated debt indenture to be entered between the Company and the Trustee (the “Junior Subordinated Debt Indenture” and together with the Senior Debt Indenture and the Subordinated Debt Indenture, the “Company Indentures”); (d) AXIS Finance LLC’s senior debt securities, subordinated debt securities and junior subordinated debt securities (collectively, the “AXIS Finance LLC Debt Securities”), which may be issued pursuant to a senior debt indenture dated March 23, 2010 among AXIS Finance LLC, as issuer, the Company, as guarantor, and the Trustee (the “AXIS Finance LLC Senior Debt Indenture”), a subordinated debt indenture to be entered among AXIS Finance LLC, as issuer, the Company, as guarantor, and the Trustee (the “AXIS Finance LLC Subordinated Debt Indenture”) and a junior subordinated debt indenture dated December 10, 2019 among AXIS Finance LLC, as issuer, the Company, as guarantor, and the Trustee (the “AXIS Finance LLC Junior Subordinated Debt Indenture” and together with the AXIS Finance LLC Senior Debt Indenture and the AXIS Finance LLC Subordinated Debt Indenture, the “AXIS Finance LLC Indentures”); (e) AXIS Finance PLC’s senior debt securities, subordinated debt securities and junior subordinated debt securities (collectively, the “AXIS Finance PLC Debt Securities”), which may be issued pursuant to a senior debt indenture dated March 13, 2014 among AXIS Finance PLC, as issuer, the Company, as guarantor, and the Trustee (the “AXIS Finance PLC Senior Debt Indenture”), a subordinated debt indenture to be entered among AXIS Finance PLC , as issuer, the Company, as guarantor, and the Trustee (the “AXIS Finance PLC Subordinated Debt Indenture”) and a junior subordinated debt indenture to be entered among AXIS Finance PLC, as issuer, the Company, as guarantor, and the Trustee (the “AXIS Finance PLC Junior Subordinated Debt Indenture” and together with the AXIS Finance PLC Senior Debt Indenture and the AXIS Finance PLC Subordinated Debt Indenture, the “AXIS Finance PLC Indentures” and, together with the Company Indentures and the AXIS Finance LLC Indentures, the “Indentures”); (f) warrants of the Company (the “Warrants”), which may be issued under one or more warrant agreements (each, a “Warrant Agreement”) to be entered into between the Company and the warrant agent to be named therein (the “Warrant Agent”); (g) purchase contracts (the “Purchase Contracts”) which may be issued under one or more purchase contract agreements (each, a “Purchase Contract Agreement”) to be entered into between the Company and the purchase contract agent to be named therein (the “Purchase Contract Agent”); (h) units (the “Units”) to be issued under one or more unit agreements to be entered into among the Company, a bank or trust company, as unit agent (the “Unit Agent”), and the holders from time to time of the Units (each such unit agreement, a “Unit Agreement”); (i) guarantees (the “Guarantees”) of the AXIS Finance LLC Debt Securities and AXIS Finance PLC Debt Securities by the Company, to be issued under the AXIS Finance LLC Indentures and AXIS Finance PLC Indentures; and (j) depositary shares representing fractional interests in shares of the Common Stock or Preferred Stock (the “Depositary Shares”), which may be issued under one or more depositary agreements (each, a “Depositary Agreement”) to be entered into between the Company and the depositary to be named therein (the “Depositary”).

AXIS Capital Holdings Limited AXIS Specialty Finance LLC AXIS Specialty Finance PLC

We, as your counsel, have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

In rendering the opinions expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all documents filed as exhibits to the Registration Statement that have not been executed will conform to the forms thereof, (iv) all signatures on all documents that we reviewed are genuine, (v) all natural persons executing documents had and have the legal capacity to do so, (vi) all statements in certificates of public officials and officers of the Company, AXIS Finance LLC and AXIS Finance PLC that we reviewed were and are accurate and (vii) all representations made by the Company, AXIS Finance LLC and AXIS Finance PLC as to matters of fact in the documents that we reviewed were and are accurate.

Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, we advise you that, in our opinion:

1.	Assuming the Company Indentures and any supplemental indenture to be entered into in connection with the issuance of any Company Debt Securities have been duly authorized, executed and delivered by the Trustee and the Company; the specific terms of a particular series of Company Debt Securities have been duly authorized and established in accordance with the Company Indentures; and such Company Debt Securities have been duly authorized, executed, authenticated, issued and delivered in accordance with the Company Indenture and the applicable underwriting or other agreement against payment therefor, such Company Debt Securities will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, and may be subject to possible judicial or regulatory actions giving effect to governmental actions or foreign laws affecting creditors' rights, provided that we express no opinion as to (x) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (y) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of stated principal amount upon acceleration of the Company Debt Securities to the extent determined to constitute unearned interest.

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AXIS Capital Holdings Limited AXIS Specialty Finance LLC AXIS Specialty Finance PLC

2.	Assuming the AXIS Finance LLC Indentures and any supplemental indenture to be entered into in connection with the issuance of any AXIS Finance LLC Debt Securities have been duly authorized, executed and delivered by the Trustee, AXIS Finance LLC and the Company; the specific terms of a particular series of AXIS Finance LLC Debt Securities and the related Guarantees have been duly authorized and established in accordance with the AXIS Finance LLC Indentures; and such AXIS Finance LLC Debt Securities and the related Guarantees have been duly authorized, executed, authenticated, issued and delivered in accordance with the AXIS Finance LLC Indenture and the applicable underwriting or other agreement against payment therefor, such AXIS Finance LLC Debt Securities will constitute valid and binding obligations of AXIS Finance LLC and each of the related Guarantees will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, and may be subject to possible judicial or regulatory actions giving effect to governmental actions or foreign laws affecting creditors' rights, provided that we express no opinion as to (x) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (y) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of stated principal amount upon acceleration of the AXIS Finance LLC Debt Securities to the extent determined to constitute unearned interest.

3.	Assuming the AXIS Finance PLC Indentures and any supplemental indenture to be entered into in connection with the issuance of any AXIS Finance PLC Debt Securities have been duly authorized, executed and delivered by the Trustee, AXIS Finance PLC and the Company; the specific terms of a particular series of AXIS Finance PLC Debt Securities and the related Guarantees have been duly authorized and established in accordance with the AXIS Finance PLC Indentures; and such AXIS Finance PLC Debt Securities and the related Guarantees have been duly authorized, executed, authenticated, issued and delivered in accordance with the AXIS Finance PLC Indenture and the applicable underwriting or other agreement against payment therefor, such AXIS Finance PLC Debt Securities will constitute valid and binding obligations of AXIS Finance PLC and each of the related Guarantees will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, and may be subject to possible judicial or regulatory actions giving effect to governmental actions or foreign laws affecting creditors' rights, provided that we express no opinion as to (x) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (y) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of stated principal amount upon acceleration of the AXIS Finance PLC Debt Securities to the extent determined to constitute unearned interest.

4.	When the Warrant Agreement to be entered into in connection with the issuance of any Warrants has been duly authorized, executed and delivered by the Warrant Agent and the Company; the specific terms of the Warrants have been duly authorized and established in accordance with the Warrant Agreement; and such Warrants have been duly authorized, executed, issued and delivered in accordance with the Warrant Agreement and the applicable underwriting or other agreement against payment therefor, such Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, and may be subject to possible judicial or regulatory actions giving effect to governmental actions or foreign laws affecting creditors' rights.

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AXIS Capital Holdings Limited AXIS Specialty Finance LLC AXIS Specialty Finance PLC

5.	When the Purchase Contract Agreement to be entered into in connection with the issuance of any Purchase Contracts has been duly authorized, executed and delivered by the Purchase Contract Agent and the Company; the specific terms of the Purchase Contracts have been duly authorized and established in accordance with the Purchase Contract Agreement; and such Purchase Contracts have been duly authorized, executed, issued and delivered in accordance with the Purchase Contract Agreement and the applicable underwriting or other agreement against payment therefor, such Purchase Contracts will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, and may be subject to possible judicial or regulatory actions giving effect to governmental actions or foreign laws affecting creditors' rights.

6.	When the Unit Agreement to be entered into in connection with the issuance of any Units has been duly authorized, executed and delivered by the Unit Agent and the Company; the specific terms of the Units have been duly authorized and established in accordance with the Unit Agreement; and such Units have been duly authorized, executed, issued and delivered in accordance with the Unit Agreement and the applicable underwriting or other agreement against payment therefor, such Units will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, and may be subject to possible judicial or regulatory actions giving effect to governmental actions or foreign laws affecting creditors' rights.

7.	When the Depositary Agreement to be entered into in connection with the issuance of any Depositary Shares has been duly authorized, executed and delivered by the Depositary and the Company; the specific terms of the Depositary Shares have been duly authorized and established in accordance with the Depositary Agreement; and such Depositary Shares have been duly authorized, executed, issued and delivered in accordance with the Depositary Agreement and the applicable underwriting or other agreement against payment therefor, such Depositary Shares will constitute legal and valid interests in the corresponding shares of Common Stock or Preferred Stock, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, and may be subject to possible judicial or regulatory actions giving effect to governmental actions or foreign laws affecting creditors' rights.

In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such security, (i) the Board of Directors of the Company, the Board of Directors of AXIS Finance LLC and the Board of Directors of AXIS Finance PLC, as the case may be shall have duly established the terms of such security and duly authorized the issuance and sale of such security and such authorization shall not have been modified or rescinded; (ii) each of the Company, AXIS Finance LLC and AXIS Finance PLC shall remain, validly existing as a corporation in good standing under the laws of its respective jurisdiction of incorporation; (iii) the Registration Statement shall have become effective and such effectiveness shall not have been terminated or rescinded; and (iv) the Indentures, the Debt Securities, the Warrant Agreement, the Purchase Contract Agreement, the Unit Agreement, the Guarantees and the Depositary Agreement (collectively, the “Documents”) are each valid, binding and enforceable agreements of each party thereto (other than as expressly covered above in respect of the Company, AXIS Finance LLC and AXIS Finance PLC); and (v) there shall not have occurred any change in law affecting the validity or enforceability of such security. We have also assumed that (i) the terms of any security whose terms are established subsequent to the date hereof and the issuance, execution, delivery and performance by the Company, AXIS Finance LLC or AXIS Finance PLC of any such security (a) are within their corporate or other powers, (b) do not contravene, or constitute a default under, the certificate of incorporation or bylaws or other constitutive documents of the Company, AXIS Finance PLC or AXIS Finance LLC, (c) require no action by or in respect of, or filing with, any governmental body, agency or official and (d) do not contravene, or constitute a default under, any provision of applicable law or public policy or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon the Company, AXIS Finance LLC or AXIS Finance PLC and (ii) any Warrant Agreement, Purchase Contract Agreement and Unit Agreement will be governed by the laws of the State of New York.

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AXIS Capital Holdings Limited AXIS Specialty Finance LLC AXIS Specialty Finance PLC

We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York and the Delaware Limited Liability Company Act, except that we express no opinion as to (i) any law, rule or regulation that is applicable to the Company, AXIS Finance LLC or AXIS Finance PLC, the Documents or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Documents or any of its affiliates due to the specific assets or business of such party or such affiliate or (ii) any law, rule or regulation relating to national security. Insofar as the foregoing opinion involves matters governed by the laws of Bermuda and England and Wales, we have relied, without independent inquiry or investigation, on the opinions of Conyers Dill & Pearman Limited and Davis Polk & Wardwell London LLP, respectively, to be filed as exhibits to the Registration Statement concurrently with this opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and further consent to the reference to our name under the caption “Legal Matters” in the prospectus, which is a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Davis Polk & Wardwell LLP

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